Avon FY 2019 Performance and Strategy Review

A year of execution with deliberate actions and visible progress to date

CREATING VALUE

Restoring Brand Relevance

Price / Mix +8%

C$ Adj. Revenue[1] -6%, more productive Representatives and sharper portfolio choices improved the quality of sales, learnings about price elasticity will benefit future revenue generation

More Innovation at higher price

REBOOTING DIRECT SELLING

Improving Average Rep Sales and stabilizing Active Reps

Average Rep Sales +4%

Stabilizing Active Reps

Restoring field fundamentals

Lower bad debt

INCREASING ACCESS

Accelerating Digitalizing the business

Digital tools acceleration

Kick started Influencers, bloggers, social selling

SIMPLIFYING

Drive down cost and improve margin and Cash

Free Cash Flow +$164mm vs -$1mm in PY

Adj. Operating Margin +100bps vs PY

Asset Monetization fully funded restructuring costs

FFG Savings on track

[1]C$ Adj. Revenue from Reportable Segments